                                                             EXHIBIT 99.22(e)(2)

                         SHAREHOLDER SERVICING AGREEMENT

       This Agreement is between (i) State Street Global Markets, LLC (the "Distributor"), the distributor of shares ("Shares") of various portfolios of the SSgA Funds ("SSgA Funds"), and (ii) _______________ (the "Agent"), having its principal place of business at ___________________________. The Distributor is the principal underwriter for the SSgA Funds with the authority to enter into agreements with participant recordkeepers and others for services provided with respect to shareholders in the SSgA Funds. The Agent wishes to act as the agent of customers ("Customers") whose beneficial interests in the SSgA Funds are held of record in accounts maintained by Agent for purposes of purchases and redemptions of shares of certain series of the SSgA Funds described in Section 1 hereof ("Shares") upon the order and for the account of Customers and to provide related services to Customers in connection with their investments in the SSgA Funds.

       In consideration of the mutual covenants hereinafter contained, the parties agree as follows:

       1. APPOINTMENT. The Distributor hereby appoints Agent to perform the services set forth in Section 2 below for Customers which beneficially own Shares of those series of the SSgA Funds set forth on Attachment A (as amended from time to time). Each series of the SSgA Funds for which the Agent acts as a servicing agent pursuant to this Agreement is hereinafter referred to as a "Fund." The Agent's appointment hereunder is non-exclusive, and the parties recognize and agree that, from time to time, both the Distributor and Agent may enter into similar agreements with others. As used in this Agreement, "Shares" shall mean: (i) with respect to a Fund whose shares have no class designation, all shares of beneficial interest in that Fund, and (ii) with respect to a Fund whose shares do have class designations, the Class A shares of that Fund.

       2. SERVICES TO BE PERFORMED. The Agent shall be responsible for performing shareholder account servicing functions, which shall include without limitation:

(a)    assisting in processing Customer purchase and redemption requests;

(b)    answering Customer inquiries regarding account status and history;

(c) assisting Customers in designating and changing dividend options, account designations and addresses;

(d) adopting and maintaining appropriate security measures for identifying Customers;

(e) providing periodic statements showing a Customer's account balances and, to the extent practicable, integration of such information with other Customer transactions otherwise effected with or through the Agent;

(f) furnishing (either separately or on an integrated basis with other reports sent to a Customer by the Agent) statements and confirmations of all purchases and redemption requests as may be required by agreement between Agent and the Customers;

(g) processing Customer purchase and redemption requests for Shares and placing purchase and redemption instructions with the SSgA Funds' transfer agent, including any designee thereof, ("Transfer Agent") in the manner described in Section 4 hereof;

(h) providing subaccounting services and maintaining accurate subaccounting records regarding Shares beneficially owned by Customers;

(i)    updating Customer records to reflect dividend payments;

(j) transmitting proxy statements, annual and semi-annual reports, the SSgA Funds' then current prospectuses (in each case, the "Prospectus") and other communications from the SSgA Funds to Customers as may be required by law and by agreement between Agent and the Customers; and

(k) providing such other related services upon which the Distributor and Agent may mutually agree.

The Agent shall provide all personnel, facilities and equipment reasonably necessary in order for it to perform the functions described in this paragraph with respect to its Customers. The Agent shall exercise reasonable care in performing all such services.

       3.     FEES.

              (a)    FEES. In consideration for the services described in
Section 2 hereof, the Distributor shall pay the Agent a fee as set forth on Attachment A of the average daily value of all Shares of each Fund owned by Customers. All fees shall be payable after the end of each month. The parties agree that such Fees are for administrative services only and do not constitute payment in any manner for advisory or distribution services.

              (b) FEES FROM CUSTOMERS. It is agreed that the Agent may impose certain conditions on Customers in addition to or different from those imposed by the SSgA Funds, such as charging Customers direct fees for the same or similar services as are provided hereunder by the Agent as Agent (which fees may either relate specifically to the Agent's services with respect to the SSgA Funds or generally cover services not limited to those with respect to the SSgA Funds). The Agent shall bill Customers directly for such fees. In the event the Agent charges Customers such fees, it shall make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws) to Customers both of any direct fees charged to the Customers and of the fees received or to be received by it from the SSgA Funds pursuant to Section 3(a) of this Agreement. It is understood, however, that in no event shall the Agent have recourse or access to the account of any shareholder of the SSgA Funds except to the extent expressly authorized: (i) by law; (ii) by the SSgA Funds; or (iii) by such shareholder for payment of any direct fees referred to in this Section 3(b). Agent shall not be entitled to receive fees or other compensation from the Distributor unless otherwise provided herein.

       4.     PURCHASE AND REDEMPTION REQUESTS.

              (a) Agent will open with Transfer Agent by facsimile or, where feasible, by direct or indirect systems access, Fund accounts. Transfer Agent shall designate account numbers for each account.

              (b) For each business day on which any Customer places with Agent a purchase or redemption request for Shares of a Fund, Agent shall communicate to Transfer Agent, by facsimile or, where feasible, by direct or indirect systems access, purchase and redemption requests for each account. To be effective on the date received, all requests must:

       (i) be received by Agent from Customers prior to 4:00 p.m. Eastern time and transmitted to Transfer Agent prior to 9:00 a.m. Eastern time on the next succeeding business day; and

       (ii) in the case of a purchase request, federal funds in the amount of the purchase request must be wired from the custodial account of the Customers to Transfer Agent prior to 4:00 p.m. Eastern time on the next succeeding business day. Funds should be wired to Transfer Agent at ABA #0110-00028,
Attention: SSgA Funds, Mutual Funds Services Division.

For Funds with daily dividends, purchase requests received by Agent: (1) prior to 12:00 noon Eastern time will earn the dividend declared on the date of purchase; and (2) at or after 12:00 noon Eastern time will earn the dividend determined on the next business day, unless otherwise specified in the Fund's Prospectus.

              (c) Prior to 6:00 p.m. Eastern time each business day, Agent shall receive from Transfer Agent the net asset value per share of each Share of each Fund for that business day.

              (d) In the case of a redemption request, federal funds in the amount of the redemption request shall be wired by 4:00 p.m. Eastern time on the next succeeding business day to the Agent or its designee. Each party shall bear the cost of any wire transfer that it sends pursuant to this Agreement.

              (e) In the event adjustments are required to correct any error in the computation of the net asset value or public offering price of Fund Shares, the SSgA Funds shall notify Agent prior to making any adjustments and describe the need for such adjustments (including the date of the error, the incorrect price and the correct price). In such case, an appropriate adjustment shall be made by the Agent to the relevant account(s) of their Customers.

              (f) Agent understands that the SSgA Funds may cease offering Shares at any time. Further, Agent understands that the SSgA Funds is not required to accept requests for redemption of Shares of a Fund under this Section 4 if the SSgA Funds has suspended all redemptions with respect to such Fund in accordance with Section 22(e) of the Investment Company Act of 1940, as amended (the "1940 Act").

              (g) For the purposes of this Agreement, "business day" shall mean for each Fund the days such Fund is open for purchases and redemptions as disclosed in the Fund's Prospectus.

       5.     DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS.

              (a) As to each Fund, as soon as practicable after the announcement of a distribution, the Distributor shall, or shall cause the SSgA Funds to notify Agent of the ex-date, record date, payable date, distribution rate per Share, record date Share balances and cash and reinvestment payment amounts.

              (b) On the payable date, the Distributor shall, or shall cause the SSgA Funds to wire the cash distribution from the appropriate Fund to the custodial account of the Customers.

              (c) For each Fund that pays daily dividends, the Distributor shall, or shall cause the SSgA Funds to provide Agent on a daily basis, the following record date information: daily rate, account share balance, account accrual dividend amount (for that day), account accrual dividend amount (for period to date), and account transfers and period-to-date accrual amounts. Such information shall be provided to Agent in any manner agreed to between Agent and the Distributor.

              (d) For annual tax reporting purposes, the Distributor shall, or shall cause the SSgA Funds to inform Agent of the portion of distributions that include any of the following: foreign source income, tax exempt income by state of origin, or return of capital.

       6.     PREPARATION AND DISTRIBUTION OF WRITTEN MATERIALS.

              (a) The Distributor shall provide Agent with a master copy, and such additional copies as Agent may reasonably request from time to time of each Fund's Prospectus and statement of additional information ("SAI"). As soon as practicable following the filing under the Securities Act of 1933, as amended, of an amendment to the SSgA Funds' Registration Statement or a definitive Prospectus or SAI of any Fund or a supplement to the Prospectus or SAI of any Fund, the Distributor shall provide a master copy of the Prospectus and SAI of each Fund affected by the amendment or a copy of such supplement. Agent shall not be responsible for the preparing or filing with any governmental authority of any Registration Statement, Prospectus, SAI or Supplement for the SSgA Funds or any Fund. However, upon reasonable request by the SSgA Funds or any of the SSgA Funds' service providers, Agent shall timely provide information necessary for the SSgA Funds or any of the SSgA Funds' service providers to: (i) prepare and file any of the written materials mentioned in this Section 6 or (ii) otherwise comply with applicable law regarding the SSgA Funds.

              (b) Agent shall timely provide copies of the following materials to Customers: proxy statements, annual reports and semi-annual reports as may be required by agreement between Agent and the Customers. At no expense to Agent, the SSgA Funds shall provide Agent with as many copies of such materials as Agent may reasonably request.

       7. COMPLIANCE WITH BLUE SKY LAWS. Agent will only place purchase orders for Shares of a Fund on behalf of Customers whose addresses recorded on Agent's books are in jurisdictions in which the SSgA Funds has notified Agent in writing that the Shares of the Fund are registered or qualified for sale under applicable law. Agent shall immediately cease offering Shares of a Fund in any jurisdiction where the SSgA Funds notifies Agent in writing that the Fund's registration or qualification has terminated or if the SSgA Funds otherwise wishes Agent to cease offering Shares of such Fund in such jurisdiction.

       8. CAPACITY AND AUTHORITY TO ACT. The Agent and its officers, employees and agents are not authorized to make any representations concerning the Distributor, the SSgA Funds, the Funds or the Shares to Customers or prospective Customers, other than accurate communication of factual information contained in the then-current Prospectus and SAI offering Shares of the relevant Fund or such other communications as may be expressly authorized by the Distributor. In performing its services under this Agreement, the Agent shall have no authority to act as agent for the Distributor or the SSgA Funds other than as expressly set forth in this Agreement. Upon reasonable request by the Distributor, and subject to reasonable confidentiality requirements of Agent, the Agent shall make available to the Distributor copies of materials which are generally circulated by the Agent to its Customers or prospective Customers. The Agent shall be available upon reasonable advance notice during normal business hours to consult with the Distributor and the SSgA Funds' other service providers concerning the performance of the Agent's responsibilities under this Agreement.

       9. USE OF THE DISTRIBUTOR/TRUST NAME. Any consent by the Distributor to the use of its or the SSgA Funds' name is given solely for the purposes of fulfilling the terms of this Agreement, and does not constitute the grant of a license of such names or marks in any fashion. The Distributor reserves the right to withdraw its consent at any time. Any consent given is made by this Agreement is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

The Agent shall not use the name of the Distributor or the SSgA Funds (other than for internal use in connection with performing its duties under this agreement) in a manner not approved by the Distributor prior thereto in writing, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the approval of the Distributor shall not be required for the use of the SSgA Funds' name or the name of any Fund in connection with communications permitted by Section 8 hereof or for any use of the Distributor's or the SSgA Funds' name or the name of any Fund which merely refers accurately to the Agent's role hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority.

       10. SECURITY. The Agent and the Distributor represent and warrant that, to the best of their knowledge, the various procedures and systems which they have implemented (including provision for twenty-four hours a day restricted access) with regard to safeguarding from loss or damage attributable to fire, theft or any other cause each of their records, data, equipment, facilities and other property used in the performance of each of their respective obligations hereunder are adequate and that each will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder.

       11. COMPLIANCE WITH LAWS; ETC. Each party shall comply with all applicable federal and state securities laws and regulations; each party represents and warrants that the performance of all its obligations hereunder will comply with all applicable securities laws and regulations, the provisions of its charter documents and by-laws and all material contractual obligations binding upon such party. Agent represents and warrants that its activities conducted pursuant to this Agreement do not require it to register as a broker-dealer.

       12. PREVENTION OF MONEY LAUNDERING. Agent hereby represents and warrants the following:

(a) it has adopted policies and procedures (the "Policies and Procedures") and maintains a system of regulatory compliance and internal controls, which is appropriate for and reasonably designed to detect any violation of and meet the recordkeeping and reporting requirements of all applicable statutes, laws, regulations and orders relating to the prevention of money laundering and customer identification programs, including without limitation (i) the USA Patriot Act of 2001, as it may be amended from time to time, and the rules and regulations promulgated thereunder, (ii) related suspicious activity reporting requirements, and (iii) the orders and directives or the Office of Foreign Assets Control (hereinafter collectively referred to as the "Laws and Regulations");

(b) The Policies and Procedures and the system of internal controls adopted by it are being implemented as of the date hereof; and

(c) it will allow representatives of the federal regulatory agencies with jurisdiction over the Distributor and the SSgA Funds to inspect it and obtain information and records at its offices related to the matters contemplated by this Agreement and/or to it's anti-money laundering activities that relate to its Customers which have invested in Shares of the SSgA Funds.

       13.    RECORD KEEPING; REPORTING.

              (a) SECTION 31(a), ETC. The Agent shall maintain records in a form acceptable to the SSgA Funds and in compliance with applicable laws and the rules and regulations of the Securities and Exchange Commission, including, but not limited to, the record-keeping requirements of Section 31(a) of the 1940 Act and the rules thereunder. Agent shall permit the SSgA Funds and the SSgA Funds' other service providers reasonable access to such information when necessary for the SSgA Funds or any such person to comply with applicable law. In such case, the SSgA Funds shall cause such information to remain confidential and shall not permit such information to be used by any party or disclosed to any additional party except with Agent's written consent or as required by applicable law or judicial process. The record-keeping obligations imposed in this Section 13(a) shall survive the termination of this Agreement.

              (b) REPORTING OF PAYMENTS. From time to time, and upon reasonable notice from the SSgA Funds, the Agent shall provide the SSgA Funds a written accounting of all payments that the Agent receives under this Agreement.

              (c) REQUIRED CERTIFICATIONS. From time to time, and upon reasonable notice from the SSgA Funds, the Agent shall provide the SSgA Funds with certifications of Distributor's compliance with this Agreement or certain provisions of this Agreement.

       14. INDEMNITY. Agent shall indemnify, defend and hold the SSgA Funds and the Distributor and any affiliate thereof and their respective officers and directors, free and harmless from and against any and all losses, damages, and expenses (including the cost of investigating or defending against such losses, damages or expenses and any court costs and reasonable attorney's fees in connection therewith), whether joint or several, to which any such person may become subject insofar as such losses, demands or expenses (or actions in respect thereof) arise directly out of, (i) any breach of any representation, warranty or covenants made by Agent in this Agreement, or (ii) any untrue statements or omissions made in the Registration Statement (and any amendments thereto), advertising materials or other sales literature in reliance upon or in conformity with written information furnished by Agent for inclusion therein, or
(iii) any misfeasance or misconduct by Agent in the performance of Agent's duties and obligations hereunder.

The Distributor shall indemnify, defend and hold Agent and any affiliate thereof and their respective officers, directors and employees, free and harmless from and against any and all losses, damages, and expenses (including the cost of investigating or defending against such losses, damages or expenses and any court costs and reasonable attorney's fees in connection therewith), whether joint or several, to which any such person may become subject insofar as such losses, damages, or expenses (or actions in respect thereof) arise directly out of: (i) any breach of any representation, warranty or covenants made by the Distributor in this Agreement, or (ii) any untrue statement of a material fact including, without limitation, any such statement or omission made in the SSgA Funds' Registration Statement or any Fund's Prospectus or SAI; provided, however, that the Distributor's agreement to indemnify such persons shall not be deemed to cover any losses, claims, demands, liabilities or expenses arising out of any untrue statement or omission made in the Registration Statement or any Prospectus or SAI in reliance upon and in conformity with written information furnished to the Distributor or the SSgA Funds or their affiliates, by Agent specifically for use in the preparation thereof.

       In any case in which the one party ("Indemnifying Party") may be asked to indemnify or hold the other party ("Indemnified Party") harmless, the Indemnifying Party shall be advised of all pertinent facts concerning the situation in question and the Indemnified Party shall use reasonable care to identify and notify the Indemnifying Party promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Indemnifying

Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of indemnification hereunder. In the event that the Indemnifying Party elects to defend against such claim the defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party. The Indemnified Party may retain additional counsel at its expense. Except with the prior written consent of the Indemnifying Party, the Indemnified Party shall not settle or confess any claim or make any compromise in any case in which the Indemnifying Party will be asked to indemnify the Indemnified Party.

       The indemnities granted by the parties in this Section 14 shall survive the termination of this Agreement.

       15. INSURANCE. Each party shall maintain reasonable insurance coverage against any and all liabilities which may arise in connection with the performance of its duties hereunder. Upon request, each party shall produce certificates of coverage satisfactory to the other demonstrating compliance with this Section 15.

       16. NOTICES. Notice to the Distributor shall be duly given if mailed or delivered to State Street Global Markets, LLC Attention: Director of Compliance, One Lincoln Street, Boston, Massachusetts 02111. Notice to the Agent shall be duly given if mailed or delivered to AGENT.

Notices are deemed given when delivered or when mailed certified, return receipt requested.

       17. FURTHER ASSURANCES. Each party agrees to perform such further acts and execute such further documents as are reasonably requested by the other party to effectuate the purposes hereof.

       18. TERMINATION. This Agreement may be terminated, without the payment of any penalty, by either party upon not less than 60 days' notice to the other party. Upon termination hereof, the SSgA Funds shall pay such compensation as may be due the Agent as of the date of such termination. Upon and following termination the parties shall take such steps as may be necessary or expedient for the parties and the SSgA Funds to comply with applicable law.

       19. CHANGES; AMENDMENTS. This Agreement may be changed or amended only by written instrument signed by both parties.

       20. LIMITATION OF LIABILITY. The First Amended and Restated Master Trust Agreement, dated October 13, 1993 (the "Master Trust Agreement"), as amended from time to time, establishing the SSgA Funds, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name SSgA Funds means Trustees from time to time serving (as Trustees but not personally) under said Master Trust Agreement. It is expressly acknowledged and agreed that nothing in this Agreement shall be construed as binding upon any of the Shareholders, Trustees, officers, employees or agents of the SSgA Funds, personally, but shall bind only the trust property of the SSgA Funds, as provided in its Master Trust Agreement.

       21. MISCELLANEOUS. This Agreement shall be construed and enforced in accordance with and governed by the laws of The Commonwealth of Massachusetts. This Agreement may not be assigned by either party without the prior written consent of the other party. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of _______ XX, 2003.

              STATE STREET GLOBAL MARKETS, LLC


              By:    --------------------------

              Name:  --------------------------

              Title: --------------------------


              AGENT

              By:    --------------------------

              Name:  --------------------------

              Title: --------------------------

                                  ATTACHMENT A
                                       TO
                         SHAREHOLDER SERVICING AGREEMENT

       Each of the following series of the SSgA Funds shall be considered a "Fund" under Section 1 of the Shareholder Servicing Agreement, dated as of __________ by and among State Street Global Markets, LLC and AGENT. Additional Funds may be added by amendment as provided in Section 19. Fees payable to Agent with respect to any Fund are set forth in Section 3.

                                               FEE FROM THE
PORTFOLIO NAME                                 TRUST***:
--------------                                 ------------
Disciplined Equity Fund                        .20 of 1%*
Emerging Markets Fund                          .20 of 1%*
Aggressive Equity Fund                         .20 of 1%*
International Stock Selection Fund             .20 of 1%*
Core Opportunities Fund                        .20 of 1%*
Money Market Fund                              .20 of 1%*
US Government Money Market Fund                .20 of 1%*
Tax Free Money Market Fund                     .20 of 1%*
Yield Plus Fund                                .20 of 1%*
Small Cap Fund                                 .20 of 1%*
Intermediate Fund                              .20 of 1%*
Special Equity Fund                            .20 of 1%*
International Growth Opportunities Fund        .20 of 1%*
High Yield Bond Fund                           .20 of 1%*
Tuckerman Active REIT Fund                     .20 of 1%*
IAM Shares Fund                                .20 of 1%*
Life Solutions Balanced Fund                   .13 of 1%*
Life Solutions Growth Fund                     .13 of 1%*
Life Solution Income and Growth                .13 of 1%*
S&P 500 Index Fund                             .05 of 1%**
MSCI EAFE Index Fund                           .05 of 1%**
Bond Market Fund                               .05 of 1%*
Prime Money Market Fund                        .05 of 1%****
US Treasury Money Market Fund                  .05 of 1%****

And such other Funds, as may be established from time to time.

----------
* Provided a minimum balance of $500,000 is retained within the Fund family in accounts assigned to the Agent.
**     After the first $10 million.

***    Based on the average daily value of all Shares of each Fund in accounts assigned to the Agent.
****   Provided that fund minimums are met as stated in the prospectus

                   Addendum to Shareholder Servicing Agreement

This Addendum to Shareholder Servicing Agreement (the "Addendum") is made this ____ day of __________, 2003 between State Street Global Markets, LLC (the "Distributor") and _____________________ (the "Agent"). Except as otherwise provided in this Addendum, all capitalized terms shall have the meaning ascribed thereto in the Shareholder Servicing Agreement between the Distributor and the Agent dated ________________ (the "Agreement").

WHEREAS, pursuant to the Agreement, the Agent is authorized to perform shareholder account servicing functions with respect to each portfolio series of the SSgA Funds identified on Schedule A hereto, as amended from time to time (the "Schedule A Funds"); and

WHEREAS, the Agent has established an additional class of Shares of the SSgA Funds designated as the "Class R Shares"; and

WHEREAS, the Agent and the Distributor desire for the Agent to perform shareholder account functions with respect to the Class R Shares of each Schedule A Fund in accordance with the terms of the Agreement, as amended and/or supplemented by this Addendum;

NOW, THEREFORE, the Distributor and the Agent hereby agree as follows:

1. Except as otherwise provided in this Addendum, (i) all terms and conditions of the Agreement shall apply with respect to Class R Shares, and (ii) the term "Shares," as used in the Agreement, shall include Class R Shares, and the term "Fund," as used in the Agreement, shall include each Schedule A Fund.

2. Notwithstanding anything to the contrary in the Agreement, for its services under the Agreement with respect to the Class R Shares of each Fund, the Agent shall be entitled to receive a fee payable by the Distributor or the SSgA Funds in the amount set forth in Schedule A hereto. All amounts paid or payable to the Agent pursuant to this Addendum shall be paid or payable as compensation for the Agent's services under the Agreement and this Addendum without regard to the actual expenses incurred by the Agent in connection therewith.

3. The Agent represents and warrants that the performance of its services under the Agreement and this Addendum and the receipt of compensation in connection therewith does not and will not violate the Employee Retirement Income Security Act of 1974, as amended, or any regulation thereunder and is consistent with the Agent's obligations to its Customers under applicable state and Federal law. The Agent further represents and warrants that its activities conducted pursuant to the Agreement and this Addendum either (i) do not require the Agent to register as a broker, dealer or transfer agent under applicable law or (ii) do require registration as a broker, dealer or transfer agent under applicable law and Agent is duly registered as such.

4. The Agent covenants that Class R Shares of a Fund will not be offered or sold to any Customer unless such offer or sale has been preceded by or is accompanied with (i) a current prospectus with respect to such Class R Shares and (ii) disclosure of the compensation payable to the Agent hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers thereunto duly authorized as of the date written above.

STATE STREET GLOBAL MARKETS, LLC

By:
   --------------------------------

[AGENT]

By:
   --------------------------------

SCHEDULE A

NAME OF FUND                                            FEE*
------------                                            ----



----------
* As a percentage of the average daily net assets of the Fund represented by Class R Shares owned beneficially by Customers of the Agent

                   Addendum to Shareholder Servicing Agreement

This Addendum to Shareholder Servicing Agreement (the "Addendum") is made this ____ day of __________, 2003 between State Street Global Markets, LLC (the "Distributor") and _____________________ (the "Agent"). Except as otherwise provided in this Addendum, all capitalized terms shall have the meaning ascribed thereto in the Shareholder Servicing Agreement between the Distributor and the Agent dated ________________ (the "Agreement").

WHEREAS, pursuant to the Agreement, the Agent is authorized to perform shareholder account servicing functions with respect to each portfolio series of the SSgA Funds identified on Schedule A hereto, as amended from time to time (the "Schedule A Funds"); and

WHEREAS, the Agent has established an additional class of Shares of the SSgA Funds designated as the "Class T Shares"; and

WHEREAS, the Agent and the Distributor desire for the Agent to perform shareholder account functions with respect to the Class T Shares of each Schedule A Fund in accordance with the terms of the Agreement, as amended and/or supplemented by this Addendum;

NOW, THEREFORE, the Distributor and the Agent hereby agree as follows:

1. Except as otherwise provided in this Addendum, (i) all terms and conditions of the Agreement shall apply with respect to Class T Shares, and (ii) the term "Shares," as used in the Agreement, shall include Class T Shares, and the term "Fund," as used in the Agreement, shall include each Schedule A Fund.

2. Notwithstanding anything to the contrary in the Agreement, for its services under the Agreement with respect to the Class T Shares of each Fund, the Agent shall be entitled to receive a fee payable by the Distributor or the SSgA Funds in the amount set forth in Schedule A hereto. All amounts paid or payable to the Agent pursuant to this Addendum shall be paid or payable as compensation for the Agent's services under the Agreement and this Addendum without regard to the actual expenses incurred by the Agent in connection therewith.

3. The Agent represents and warrants that the performance of its services under the Agreement and this Addendum and the receipt of compensation in connection therewith is consistent with the Agent's obligations to its Customers under applicable state and Federal law. The Agent further represents and warrants that its activities conducted pursuant to the Agreement and this Addendum either (i) do not require the Agent to register as a broker, dealer or transfer agent under applicable law or (ii) do require registration as a broker, dealer or transfer agent under applicable law and Agent is duly registered as such.

4. The Agent covenants that Class T Shares of a Fund will not be offered or sold to any Customer unless such offer or sale has been preceded by or is accompanied with (i) a current prospectus with respect to such Class T Shares and (ii) disclosure of the compensation payable to the Agent hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers thereunto duly authorized as of the date written above.

STATE STREET GLOBAL MARKETS, LLC

By:
   --------------------------------

[AGENT]

By:
   --------------------------------

SCHEDULE A

NAME OF FUND                                            FEE*
------------                                            ----



----------
* As a percentage of the average daily net assets of the Fund represented by Class T Shares owned beneficially by Customers of the Agent

                   Addendum to Shareholder Servicing Agreement

This Addendum to Shareholder Servicing Agreement (the "Addendum") is made this 22nd day of October, 2003 between SSgA Funds (the "Trust") and CitiStreet LLC (the "Agent"). Except as otherwise provided in this Addendum, all capitalized terms shall have the meaning ascribed thereto in the Shareholder Servicing Agreement between the Trust and the Agent dated January 1, 2000 (the "Agreement").

WHEREAS, pursuant to the Agreement, the Agent is authorized to perform shareholder account servicing functions with respect to each portfolio series of the SSgA Funds identified on Schedule A hereto, as amended from time to time (the "Schedule A Funds"); and

WHEREAS, the Agent has established an additional class of Shares of the SSgA Funds designated as the "Class T Shares"; and

WHEREAS, the Agent and the Trust desire for the Agent to perform shareholder account functions with respect to the Class T Shares of each Schedule A Fund in accordance with the terms of the Agreement, as amended and/or supplemented by this Addendum;

NOW, THEREFORE, the Trust and the Agent hereby agree as follows:

1. Except as otherwise provided in this Addendum, (i) all terms and conditions of the Agreement shall apply with respect to Class T Shares, and (ii) the term "Shares," as used in the Agreement, shall include Class T Shares, and the term "Fund," as used in the Agreement, shall include each Schedule A Fund.

2. Notwithstanding anything to the contrary in the Agreement, for its services under the Agreement with respect to the Class T Shares of each Fund, the Agent shall be entitled to receive a fee payable by the Trust in the amount set forth in Schedule A hereto. All amounts paid or payable to the Agent pursuant to this Addendum shall be paid or payable as compensation for the Agent's services under the Agreement and this Addendum without regard to the actual expenses incurred by the Agent in connection therewith.

3. The Agent represents and warrants that the performance of its services under the Agreement and this Addendum and the receipt of compensation in connection therewith is consistent with the Agent's obligations to its Customers under applicable state and Federal law. The Agent further represents and warrants that its activities conducted pursuant to the Agreement and this Addendum either (i) do not require the Agent to register as a broker, dealer or transfer agent under applicable law or (ii) do require registration as a broker, dealer or transfer agent under applicable law and Agent is duly registered as such.

4. The Agent covenants that Class T Shares of a Fund will not be offered or sold to any Customer unless such offer or sale has been preceded by or is accompanied with (i) a current prospectus with respect to such Class T Shares and (ii) disclosure of the compensation payable to the Agent hereunder.

5. Schedule A hereto shall replace in its entirety Attachment A to the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers thereunto duly authorized as of the date written above.

SSGA FUNDS

By:
   --------------------------------

CITISTREET LLC

By:
   --------------------------------

SCHEDULE A
TO
SHAREHOLDER SERVICING AGREEMENT

       Each of the following series of the SSgA Funds shall be considered a "Fund" under Section 1 of the Shareholder Servicing Agreement, dated as of January 1, 2000, by and between SSgA Funds and CitiStreet LLC or CitiStreet Associates LLC. Fees payable to Agent with respect to any Fund are set forth in
Section 3.

                                          FEE FROM THE TRUST, BASED ON THE AVERAGE DAILY
                                          VALUE OF ALL SHARES OF EACH FUND OWNED BY
PORTFOLIO NAME                            CUSTOMERS:
--------------                            ----------------------------------------------
Matrix Equity Fund                        .175 of 1%
Emerging Markets Fund                     .175 of 1%
International Stock Selection Fund        .175 of 1%
Core Opportunities Fund                   .175 of 1%
Money Market Fund                         .175 of 1%
US Government Money Market Fund           .175 of 1%
Tax Free Money Market Fund                .175 of 1%
Yield Plus Fund                           .175 of 1%
Small Cap Fund                            .175 of 1%
Intermediate Fund                         .175 of 1%
Special Equity Fund                       .175 of 1%
International Growth Opportunities Fund   .175 of 1%
High Yield Bond Fund                      .175 of 1%
Tuckerman Active REIT Fund                .175 of 1%
Aggressive Equity Fund                    .175 of 1%
IAM SHARES Fund                           .175 of 1%
Life Solutions Balanced Fund               .13 of 1%
Life Solutions Growth Fund                 .13 of 1%
Life Solutions Income and Growth Fund      .13 of 1%
S&P 500 Index Fund                         .05 of 1%*
Bond Market Fund                           .05 of 1%*
CLASS T SHARES
US Treasury Money Market Fund              .50 of 1%
Prime Money Market Fund                    .50 of 1%

And such other Funds, as may be established from time to time.

----------
*      After the first $10 million

                                       21